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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Mueller Industries, Inc. 1994 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan of our report dated February 14, 1994, with respect to the consolidated financial statements and schedules of Mueller Industries, Inc., included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 25, 1993, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG



Wichita, Kansas
July 15, 1994